Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-6251
	kim_watkins@intuit.com	diane_carlini@intuit.com

Intuit Accelerates Cloud Strategy, Sells Data Center
Company Revises Fourth Quarter and Full Fiscal Year 2018
GAAP Operating Income Guidance

MOUNTAIN VIEW, Calif. - July 18, 2018 - Intuit Inc. (Nasdaq: INTU) today announced the sale of its largest data center as the company advances its strategy and continues migrating its services to the public cloud, moving away from investing in owning hosting platforms.
Intuit is selling its Data Center in Quincy, Wash. to H5 Data Centers, one of the leading privately-owned data center operators in the United States.
“We chose to move to Amazon Web Services (AWS) to accelerate developer productivity and innovation for our customers, and to accommodate spikes in customer usage through the tax season,” said H. Tayloe Stansbury, Intuit Executive Vice President and Chief Technology Officer. “Our TurboTax Online customers were served entirely from AWS during the latter part of this tax season, and we expect to finish transitioning QuickBooks Online this year. Now that most of our core applications are in AWS, the time is right to transition the ownership and operation of this data center to a team who will expertly manage the infrastructure through the remainder of this transition.”
Intuit was one of the first companies of scale with enterprise-class data to move to the public cloud. With the data center sale complete, Intuit will continue to leverage the public cloud’s scalable and reliable service to ultimately deliver better outcomes for customers.
Expected Impact to Financials
The sale is expected to result in a GAAP operating loss of $75 to $85 million. The impact of this GAAP operating loss on net income and EPS is expected to be offset by tax benefits related to the sale, share based compensation and the reorganization of a subsidiary during the quarter.
The net impact is expected to result in no change to GAAP Earnings per Share (EPS).

Forward-looking Guidance
Intuit revised GAAP operating income guidance and reiterated revenue, non-GAAP operating income and EPS guidance for the fourth quarter and full fiscal year 2018, which ends July 31.
For the fourth quarter of fiscal 2018, the company now expects:

•	Revenue of $940 million to $960 million, growth of 12 to 14 percent.

•	GAAP operating loss of $100 million to $110 million.

•	Non-GAAP operating income of $75 million to $85 million.

•	GAAP diluted earnings per share of $0.04 to $0.06.

•	Non-GAAP diluted earnings per share of $0.22 to $0.24.

For the full fiscal year 2018, the company now expects:

•	Revenue of $5.915 billion to $5.935 billion, growth of 14 to 15 percent.

•	GAAP operating income of $1.465 billion to $1.475 billion, growth of 5 to 6 percent.

•	Non-GAAP operating income of $1.950 billion to $1.960 billion, growth of 12 to 13 percent.

•	GAAP diluted earnings per share of $4.50 to $4.52, growth of 21 to 22 percent.

•	Non-GAAP diluted earnings per share of $5.51 to $5.53, growth of 25 percent.

About Intuit
Intuit’s mission is to Power Prosperity Around the World. Its global products and platforms, including TurboTax, QuickBooks, Mint and Turbo, are designed to empower consumers, self-employed, and small businesses to improve their financial lives, finding them more money with the least amount of work, while giving them complete confidence in their actions and decisions. Intuit’s innovative ecosystem of financial management solutions serves partners and 46 million customers worldwide, unleashing the power of many for the prosperity of one. For the latest news and in-depth information about Intuit and its brands, visit Intuit.com and follow on Facebook.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table 1. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contains forward-looking statements, including forecasts of expected growth and future financial results of Intuit and its reporting segments; Intuit’s prospects for the business in fiscal 2018 and beyond; and all of the statements under the headings “Expected Impact to Financials” and “Forward-looking Guidance”.
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: inherent difficulty in predicting consumer behavior; difficulties in receiving, processing, or filing customer tax submissions; consumers may not respond as we expected to our advertising and promotional activities; changes in the total number of tax filings that are submitted to government agencies due to economic conditions or otherwise; the competitive environment; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns; our ability to innovate and adapt to technological change and global trends; our ability to adequately protect our intellectual property rights; our ability to develop and maintain brand awareness and our reputation; disruptions, expenses and risks associated with our acquisitions and divestitures; we may issue additional shares in an acquisition causing our number of outstanding shares to grow; any failure to properly use and protect personal customer or employee information and data; a security breach could result in third-party access to confidential customer, employee and business information; privacy and cybersecurity concerns relating to our offerings, or online offerings in general; any failure to process transactions effectively or to adequately protect against potential fraudulent activities; any loss of confidence in using our software as a result of publicity regarding such fraudulent activity; availability of our products and services could be impacted by business interruption or failure of our information technology and communication systems; our ability to develop, manage and maintain critical third-party business relationships; our ability to attract, retain and develop highly skilled employees; any significant product accuracy or quality problems or delays; any problems with implementing upgrades to our customer facing applications and supporting information technology infrastructure; increased risks associated with international operations; increases in or changes to government regulation of our businesses; the cost of, and potential adverse results in, litigation involving intellectual property, antitrust, shareholder and other matters; the seasonal and unpredictable nature of our revenue; unanticipated changes in our income tax rates; adverse global economic conditions; amortization of acquired intangible assets and impairment charges; our use of significant amounts of debt to finance acquisitions or other activities; any lost revenue opportunities or cannibalization of our traditional paid franchise due to our participation in the Free File Alliance; and changes in the amounts or frequency of share repurchases or dividends. More details about the risks that may impact our business are included in our Form 10-K for fiscal 2017 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Forward-looking statements are based on information as of July 18, 2018 and we do not undertake any duty to update any forward-looking statement or other information in these materials.

TABLE 1
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ended July 31, 2018
Revenue	$940	$960			$940	$960
Operating income (loss)	$(110)	$(100)	$185	[a]	$75	$85
Diluted earnings per share	$0.04	$0.06	$0.18	[b]	$0.22	$0.24

Twelve Months Ending July 31, 2018
Revenue	$5,915	$5,935			$5,915	$5,935
Operating income	$1,465	$1,475	$485	[c]	$1,950	$1,960
Diluted earnings per share	$4.50	$4.52	$1.01	[d]	$5.51	$5.53

[a]
Reflects estimated adjustments for share-based compensation expense of approximately $99 million; loss on sale of data center of approximately $80 million; amortization of acquired technology of approximately $5 million; and amortization of other acquired intangible assets of approximately $1 million.

[b]	Reflects the estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.

[c]
Reflects estimated adjustments for share-based compensation expense of approximately $383 million; loss on sale of data center of approximately $80 million; amortization of acquired technology of approximately $15 million; amortization of other acquired intangible assets of approximately $5 million; and professional fees for business combinations of approximately $2 million.

[d]
Reflects the estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate. Includes provisional tax charge related to the Tax Cuts and Jobs Act and other income from divested businesses.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated July 18, 2018 contains non-GAAP financial measures. Table 1 reconciles the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss) and non-GAAP net income per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•	Share-based compensation expense

•	Amortization of acquired technology

•	Amortization of other acquired intangible assets

•	Goodwill and intangible asset impairment charges

•	Gains and losses on disposals of businesses and long-lived assets

•	Professional fees for business combinations

We also exclude the following items from non-GAAP diluted net income per share:

•	Gains and losses on debt and equity securities and other investments

•	Income tax effects and adjustments

•	Discontinued operations

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity and amortize them over their useful lives.
Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired entities. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying value of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt and equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we sell or impair available-for-sale debt and equity securities and other investments.

Income tax effects and adjustments. In our fiscal 2017 and the first quarter of our fiscal 2018 we used a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excluded the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our long-term projections at that time we used a long-term non-GAAP tax rate of 33%. This rate was consistent with the average of our normalized fiscal year tax rate over a four year period that included the past three fiscal years plus the current fiscal year forecast.
In the second quarter of our fiscal 2018, we revised our estimated annual effective non-GAAP tax rate to reflect a change in the U.S. federal statutory rate, as a result of the 2017 Tax Cuts and Jobs Act (the “2017 Tax Act”). The federal statutory rate change, to 21%, is effective January 1, 2018, and therefore, the change will result in a blended U.S. federal statutory rate of 26.9% for our fiscal year 2018. Effective in the third quarter of fiscal 2018, we adjusted our effective non-GAAP tax rate from 27% to 26.3%, based on continued analysis of the impacts from the 2017 Tax Act, as well as updates to the estimated full year impacts of our tax rate drivers such as the research and experimentation credit and the domestic production activities deduction. We have applied this tax rate to year to date pre-tax income, after the elimination of the effects of the non-GAAP adjustments to our operating results described above. Because of the transitional impact of the 2017 Tax Act provisions, the fiscal 2018 non-GAAP tax rate is based on our current year forecast only, without reference to long-term forecasts. This non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items.
We will fully benefit from the U.S. federal statutory rate change in our fiscal year 2019. We expect to use the long-term non-GAAP tax rate for fiscal 2019, once the 2017 Tax Act’s provisions are in full effect and consistent for the periods included in the long-term forecast.
We evaluate the non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate. This non-GAAP tax rate could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table 1 include all information reasonably available to Intuit at the date of this press release. This table includes adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of businesses and long-lived assets.